EXHIBIT 3.2

                            ARTICLES OF AMENDMENT TO
                        THE ARTICLES OF INCORPORATION OF
                    AQUA CLARA BOTTLING & DISTRIBUTION, INC.

John C. Plunkett, and John T. Thomas, being the President and Secretary, respectively, of Aqua Clara Bottling & Distribution, Inc., a Colorado corporation (hereinafter referred to as the "Corporation") do hereby certify that, pursuant to the Articles of Incorporation, as amended, and the Colorado Business Corporation Act, the Board of Directors of the Corporation at a regular meeting held on January 13, 2000 approved and recommended to the shareholders for their approval and adoption, the following amendment to the Corporation's Articles of Incorporation, and the shareholders at a special meeting held on March 7, 2000, thirty days notice thereof having been given, a quorum of shares being present, and more shares having been cast favoring than opposing the amendment, adopted the following amendment that amended the FIRST PARAGRAPH of
Article III to read as follows:

                                   ARTICLE III
                                CAPITAL STRUCTURE

                  THE MAXIMUM NUMBER OF SHARES OF STOCK WHICH THIS CORPORATION IS AUTHORIZED TO ISSUE OR TO HAVE OUTSTANDING AT ANY TIME SHALL BE 105,000,000 SHARES, OF WHICH 100,000,000 SHARES SHALL BE COMMON STOCK, NO PAR VALUE PER SHARE, AND OF WHICH 5,000,000 SHARES SHALL BE PREFERRED STOCK, NO PAR VALUE PER SHARE.

         And that amended Article IX to read IN ITS ENTIRETY as follows:

                                   ARTICLE IX
                                 INDEMNIFICATION

                  EXCEPT AS IS LIMITED BY THE BYLAWS, THIS CORPORATION SHALL INDEMNIFY, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY PERSON, WHO IS OR WAS A DIRECTOR, OFFICER, AGENT, FIDUCIARY OR EMPLOYEE OF THIS CORPORATION ON OR AFTER THE EFFECTIVE DATE OF THIS AMENDMENT, AGAINST ANY CLAIM, LIABILITY OR EXPENSE ARISING AGAINST OR INCURRED BY SUCH PERSON MADE PARTY TO A PROCEEDING BECAUSE HE IS OR WAS A DIRECTOR, OFFICER, AGENT, FIDUCIARY OR EMPLOYEE OF THIS CORPORATION OR BECAUSE HE IS OR WAS SERVING ANOTHER ENTITY OR EMPLOYEE BENEFIT PLAN AS A DIRECTOR, OFFICER, PARTNER, TRUSTEE, EMPLOYEE, FIDUCIARY OR AGENT AT THIS CORPORATION'S REQUEST. THIS CORPORATION SHALL FURTHER HAVE THE AUTHORITY TO THE MAXIMUM EXTENT PERMITTED BY LAW TO PURCHASE AND MAINTAIN INSURANCE PROVIDING SUCH INDEMNIFICATION.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed by its President and attested to by its Secretary this 7th day of March 2000.

                                                     /s/ JOHN C. PLUNKETT
                                                     ---------------------------
                                                     John C. Plunkett, President


                                                     /s/ JOHN T. THOMAS
                                                     ---------------------------
                                                     John T. Thomas, Secretary